McELRAVY, KINCHEN & ASSOCIATES, P.C.
13831 Northwest Freeway
Houston, TX 77040

June 30, 2008

Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N. W.
Washington, D. C. 20549

Dear Sir or Madam:

We have read the statements about our firm included under Item 4.01 (including the revised disclosures) in the current report on Form 8-K/A dated June 30, 2008 of Juhl Wind, Inc. f/k/a MH & SC, Incorporated filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

/s/McElravy, Kinchen & Associates, P.C.

McELRAVY, KINCHEN & ASSOCIATES, P.C.